UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Utah Avenue, Suite 150, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (650) 550-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
-	-	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* The registrant’s common stock is quoted on the OTCQX® Best Market under the symbol “VXRT.”

Item 8.01	Other Events.

Reorganization of Committees of the Board of Directors

On July 27, 2026, upon the recommendation of the Nominating and Governance Committee, the Board of Directors of Vaxart, Inc. (the “Board”) approved the reorganization of its Nominating and Governance Committee and the Compensation Committee, and the appointments of Kevin P. Finney as chair of the Nominating and Governance Committee and James B. Breitmeyer, M.D., Ph.D. as chair of the Compensation Committee, effective as of August 1, 2026.

Board Committee Appointments

Following this reorganization, the Board appointed its members to serve on the Nominating and Governance Committee and Compensation Committee of the Board as outlined below:

Nominating and Governance Committee
Kevin P. Finney, chair
David Wheadon, M.D.

Compensation Committee
James B. Breitmeyer, M.D., Ph.D., chair
Elaine J. Heron, Ph.D.
W. Mark Watson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2026	VAXART, INC.

/s/ Steven Lo
Steven Lo
President and Chief Executive Officer